Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:
Matthew Fort
matthew.fort@irco.com

Ingersoll Rand Announces Appointment of Mark Stevenson
and Michael Stubblefield to Board of Directors

DAVIDSON, N.C. – August 2, 2022 – Ingersoll Rand Inc. (NYSE:IR), a global provider of mission-critical flow creation and industrial solutions, today announced that Mark Stevenson and Michael Stubblefield joined its Board of Directors on July 28, 2022.

Mr. Stevenson is the former Executive Vice President and Chief Operating Officer of Thermo Fisher Scientific Inc., a Fortune 100 company and world leader in serving science through its life science solutions, analytical instruments, specialty diagnostics and laboratory products and biopharma services. He held this role from 2017 until his retirement in 2022. He joined the company in 2014 as Executive Vice President and President of Life Sciences Solutions through the acquisition of Life Technologies. Mr. Stevenson previously served as President and Chief Operating Officer of Life Technologies, and President and Chief Operating Officer of Applied Biosystems prior to its merger with Invitrogen Corporation in 2008. He has an MBA from Henley Management College, United Kingdom, and a bachelor’s degree in chemistry from the University of Reading, United Kingdom.

Mr. Stubblefield currently serves as the President and Chief Executive Officer and Board member of Avantor, a Fortune 500 company and leading global provider of mission-critical products and services to customers in the biopharma, healthcare, education and government, and advanced technologies and applied materials industries. Prior to becoming CEO of Avantor in 2014, Mr. Stubblefield served as a senior expert in the Chemicals Practice for McKinsey & Company. Before joining McKinsey, he held various leadership roles at Celanese Corporation, including Vice President and General Manager, Advanced Engineered Materials and Chief Marketing Officer. Mr. Stubblefield earned an MBA from Texas A&M University-Corpus Christi and a bachelor’s degree in chemical engineering from the University of Utah.

“I’m excited to welcome Mark and Michael to our Board,” said Ingersoll Rand Chairman of the Board of Directors and Chief Executive Officer Vicente Reynal. “We have always focused on new board members who bring experience and perspectives aligned with our key strategies. Mark and Michael are no exception. Mark’s experience in leading a growth compounder in sustainable end markets such as life sciences and medical aligns closely with our long-term vision for Ingersoll Rand, and his experience with machine learning systems supports our innovation in the areas of digitalization and IIoT. At Avantor, Michael has led a dramatic portfolio evolution since being named CEO, and has positioned the company as a leader in life sciences through new product innovation, organic growth and strategic M&A, which are three critical focus areas for us as well. Their knowledge and insights will be powerful additions as we continue on our path of becoming a growth compounder through expansion in sustainable end markets, product innovation and M&A. I look forward to their contributions.”

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements related to Ingersoll Rand Inc.’s (the “Company” or “Ingersoll Rand”) expectations regarding the performance of its business, its financial results, its liquidity and capital resources and other non-historical statements. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “target,” “endeavor,” “seek,” “predict,” “intend,” “strategy,” “plan,” “may,” “could,” “should,” “will,” “would,” “will be,” “on track to” “will continue,” “will likely result,” “guidance” or the negative thereof or variations thereon or similar terminology generally intended to identify forward-looking statements. All statements other than historical facts are forward-looking statements. These forward-looking statements are based on Ingersoll Rand’s current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from these current expectations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) the impact on the Company’s business, suppliers and customers and global economic conditions of the COVID-19 pandemic, including business disruptions caused by government restrictions; (2) unexpected costs, charges or expenses resulting from the completed and proposed business combinations; (3) uncertainty of the expected financial performance of the Company; (4) failure to realize the anticipated benefits of the completed and proposed business combinations; (5) the ability of the Company to implement its business strategy; (6) difficulties and delays in achieving revenue and cost synergies; (7) inability of the Company to retain and hire key personnel; (8) evolving legal, regulatory and tax regimes; (9) changes in general economic and/or industry specific conditions; (10) actions by third parties, including government agencies; (11) adverse impact on our operations and financial performance due to natural disaster, catastrophe, pandemic, geopolitical tensions or other events outside of our control; and (12) other risk factors detailed in Ingersoll Rand’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”), as such factors may be updated from time to time in its periodic filings with the SEC, which are available on the SEC’s website at http://www.sec.gov. The foregoing list of important factors is not exclusive. Any forward-looking statements speak only as of the date of this release. Ingersoll Rand undertakes no obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

About Ingersoll Rand Inc.
Ingersoll Rand Inc. (NYSE:IR), driven by an entrepreneurial spirit and ownership mindset, is dedicated to helping make life better for our employees, customers and communities. Customers lean on us for our technology-driven excellence in mission-critical flow creation and industrial solutions across 40+ respected brands where our products and services excel in the most complex and harsh conditions. Our employees develop customers for life through their daily commitment to expertise, productivity and efficiency. For more information, visit www.IRCO.com.

# # #